Exhibit 10.50
EXECUTION VERSION

LIMITED LIABILITY PARTNERSHIP DEED IN RELATION TO EVERCORE PARTNERS INTERNATIONAL LLP

April 6, 2024

CONTENTS

Clause..................................................................................................................................................Page

LIMITED LIABILITY PARTNERSHIP DEED

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LIMITED LIABILITY PARTNERSHIP DEED

LIMITED LIABILITY PARTNERSHIP DEED
dated April 6, 2024

PARTIES:
1.Evercore Holdings Limited of 15 Stanhope Gate, London, W1K 1LN, United Kingdom (EHL);
2.Evercore Partners Limited of 15 Stanhope Gate, London, W1K 1LN, United Kingdom (EPL);
3.Evercore Partners International LLP of 15 Stanhope Gate, London, W1K 1LN, United Kingdom (the Evercore LLP);
4.Evercore LP of East 52nd Street, 38th Floor, New York, NY10055, United States of America (Evercore LP); and
5.The Persons whose names are set out in the Register of Individual Members (from time to time), together, the Parties.
WHEREAS:
(A)Evercore LP is not a member of the Evercore LLP but is party to this Deed solely for the purposes of providing the indemnification set out in clause 28 and for any express contractual rights it has under this Deed.
(B)On 31 December 2019, the then members of Evercore LLP and the Evercore LLP entered into a Fifth Amended and Restated Limited Liability Partnership Deed (the "First Deed").
(C)On 06 April 2024, the then members of Evercore LLP and the Evercore LLP entered into a Limited Liability Partnership Deed (in substitution for the First Deed which ceased to have any further force and effect in relation to any period ending on or after the Effective Date (as defined therein)) (the "Second Deed").
(D)The parties hereto now wish to enter into this Deed (in substitution for the Second Deed which shall cease to have any further force and effect in relation to any period ending on or after the Effective Date (as defined below)) to govern their mutual rights and duties and the operation of the Evercore LLP.
NOW THIS DEED WITNESSETH as follows:
1.INTERPRETATION
1.1In this Deed, the following words and expressions shall have the following meanings:
Accounts has the meaning given in clause 30.2;
Accounting Reference Date means 31 December in each year or such other date as the Executive Committee and the EHL Corporate Member may from time to time agree;
the Act means the Limited Liability Partnerships Act 2000 as amended from time to time;

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ADR Notice has the meaning given in clause 42.2;
Affiliate means, in relation to an entity, any subsidiary or holding company from time to time of that entity and any other subsidiary from time to time of the holding company (and holding company and subsidiary shall be construed in accordance with section 1159 of the Companies Act 2006, as amended from time to time);
Annual Budget means the budgeted revenue and costs of the Evercore LLP Group for each financial year prepared in accordance with clause 30.4;
Business means the business and affairs of the Evercore LLP as set out in clause 4 of this Deed;
Bad Leaver has the meaning given in clause 19.4;
Business Day means a day, other than a Saturday or Sunday or public holiday in England or public holiday in New York on which the New York Stock Exchange is closed for business, on which banks generally are open in London and New York for general commercial business;
Capital Account has the meaning given in clause 12.5;
Capital Profit means amounts determined by the Executive Committee to be in the nature of capital proceeds (including in particular, any profits arising on the sale or other disposal of any of the assets of the Evercore LLP (including any goodwill of the Business and any tangible and intangible assets)), available for distribution (which determination shall, in the absence of manifest error, be conclusive) and Capital Loss shall be construed accordingly;
CEO means the senior executive officer of the Evercore LLP from time to time;
Chairman means the chairman of the Evercore LLP from time to time (if any);
Companies Act means the Companies Act 2006 as amended by the Regulations for the purposes of limited liability partnerships;
Constructive Dismissal has, in relation to a Member, the meaning given to it in that Member’s Schedule of Terms and Constructively Dismissed shall be construed accordingly;
Certification Function has the meaning given in the FCA Rules;
Conduct Rules has the meaning given in the FCA Rules;
Corporate Member means any Member which is a body corporate;
Corporate Member Capital Call has the meaning given in clause 13.1;
Corporate Member Representative means any of the persons as shall be nominated by a Corporate Member and notified in writing to the Executive Committee as being qualified to act as the representative(s) of such Corporate Member from time to time;
Current Account has the meaning given in clause 14.1;
Date of Joining means, for each Individual Member, the date set out opposite his or her name in the Register of Individual Members;

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Date of Outgoing means in relation to an Outgoing Member, the date on which that Outgoing Member ceased to be a Member of the Evercore LLP;
Deed of Adherence means a deed of adherence substantially in the form set out in Schedule 1;
Deferred Compensation Award has the meaning set out in the Profit Sharing Principles;
Designated Members means such Members, being not less than two in number, as shall be specified by the CEO pursuant to clause 8 as designated members for the purposes of the Act and the Regulations;
Discretionary Amount has the meaning given in clause 14.3(b);
Drawings means the drawings described in each Individual Members’ Schedule of Terms;
Effective Date means the date of this Deed;
EGSL means Evercore Group Services Limited a company incorporated in England and Wales, with registered number 0397802;
EHL Corporate Member means EHL or any other Corporate Member which is designated as the EHL Corporate Member by Evercore LP;
EHL Corporate Member Representative means the Corporate Member Representative(s) of the EHL Corporate Member (from time to time);
EHL Corporate Member Reserved Matter means a matter set out in Schedule 2 which requires the consent of the EHL Corporate Member;
Evercore Group means Evercore Inc. and its Affiliates from time to time;
Evercore LLP Group means the Evercore LLP, EGSL and any subsidiary undertaking from time to time of the Evercore LLP, “subsidiary undertaking” having the meaning given by section 1162 Companies Act 2006 (save that the words “is a member of it and” in that section shall be disregarded);
Evercore LLP Services Agreement means the services agreement dated on or around 19 August 2011 between EGSL and the Evercore LLP (as amended or replaced from time to time);
Executive Committee means the Executive Committee of the Evercore LLP constituted pursuant to clause 9;
Executive Committee Representative has the meaning given in clause 9.1;
Financial Period means each successive period during the continuance of the Evercore LLP commencing on the day after an Accounting Reference Date and ending on the next Accounting Reference Date;
FCA means the Financial Conduct Authority of the United Kingdom (or any successor authority or successor authorities);
FCA Rules means the rules and guidance issued by the FCA from time to time;
Global Management Committee means the committee of Evercore Inc. comprising the individuals who are responsible for principal business units or policy making functions of the Evercore Group;
Good Leaver has the meaning given in clause 19.4;

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HMRC means HM Revenue and Customs, or its successor from time to time;
Income means the gross amount of those receipts (after deduction of any tax withheld therefrom) of the Evercore LLP (other than Capital Profit) reasonably determined by the Executive Committee to be income of the Evercore LLP in accordance with applicable accounting standards, and Loss shall be construed accordingly;
Income Profit means in respect of any period the amount (being a positive number) equal to the Income of the Evercore LLP attributable to the Business less: (i) the expenses, liabilities and other losses of the Evercore LLP (other than Capital Losses) attributable to the Business; and (ii) reserves in respect of liabilities, contingencies and working capital attributable to the Business, and Income Loss shall be construed accordingly;
Individual Member Reserved Matters means those matters listed in Schedule 3;
Individual Members means the individual members of the Evercore LLP from time to time, being as of the Effective Date the persons listed in the Register of Individual Members and Individual Member means any one of them;
Individual Voting Rights means the Voting Rights of the Individual Members;
Insolvency Act means the Insolvency Act 1986 as modified to apply to limited liability partnerships pursuant to the Regulations;
Liabilities means losses, liabilities, costs, charges, actions, proceedings, claims, demands including fines and penalties, whether owed or incurred severally or jointly;
a Majority of the Individual Members means a majority by number of all the Individual Members at the relevant time;
a Majority of the Members means Members who hold between them not less than 50 per cent plus one vote of the total Voting Rights at the relevant time;
Members means each Corporate Member and the Individual Members of the Evercore LLP and Member means any one of them;
MIFIDPRU means the FCA Rules as set out in the Prudential Sourcebook for MiFID Investment Firms in the FCA Handbook;
Minimum Working Capital Level means the Executive Committee’s estimate (acting reasonably and on an informed basis) from time to time of the operating expenses of the Evercore LLP Group on a rolling three-month look-forward basis;
the Model Procedure has the meaning in clause 42.1;
Name has the meaning given in clause 5.1;
Nomination Committee means the committee established pursuant to clause 9.16 in order to comply with MIFIDPRU 7.3.5R;
Other Benefits means the benefits described in each Individual Member’s Schedule of Terms;

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Outgoing Member means any Individual Member who for any reason ceases to be an Individual Member including (in the case of a deceased Individual Member) his personal representatives and (in the case of a bankrupt Individual Member) his trustee in bankruptcy or receiver;
Partnership Meetings means the meetings of the Evercore LLP as described in clause 11, and Partnership Meeting shall be construed accordingly;
Permanent Incapacity means, with respect to an Individual Member, that Individual Member has been permanently and totally unable, by reason of injury, illness or other similar cause (determined pursuant to the process set forth in the following sentence) to perform his or her substantial and material duties and responsibilities for a period of three hundred and sixty five (365) consecutive days, which injury, illness or similar cause (as determined pursuant to such process) would render such Individual Member incapable of operating in a similar capacity and manner in the future. The foregoing determination shall be made by a licensed physician selected by the Executive Committee; provided, however, that if the Evercore LLP (or any of its Affiliates) has purchased lump-sum key-man disability insurance with respect to such Individual Member, which policy is then in effect, then such determination shall be made either (i) by an agreement between such physician and a physician selected by the insurance company with which the Evercore LLP (or any of its Affiliates) has entered into such insurance policy, or, if the two physicians cannot arrive at an agreement, a third physician will be chosen by the first two physicians, and the majority decision of the three physicians will then be binding, or (ii) if a different procedure is then required under such insurance policy, then by using such other procedure as may then be required by the insurance company issuing such policy (provided that such procedure is customary for the applicable type of policy);
Potential Material Breach has the meaning given in clause 21.1;
Profit Sharing Principles means the profit sharing principles, as amended from time to time;
Qualifying Retirement means:
(a)retirement by an Individual Member with the agreement of the Executive Committee, the EHL Corporate Member and Evercore LP; or
(b)termination by an Individual Member of his membership of the Evercore LLP in circumstances where he has met the Rule of 70 and has provided not less than 12 months’ notice to the Executive Committee of his intention to terminate his membership;
Register of Individual Members means the document setting out certain information in respect of each of the Individual Members, as amended from time to time;
Registered Office means 15 Stanhope Gate, London W1K 1LN, or such other address as shall from time to time be registered by the Evercore LLP with the Registrar of Companies as its registered office;
Regulations means any regulations applicable to limited liability partnerships made pursuant to the Act, including (without limitation) the Limited Liability Partnerships Regulations 2001, the Limited Liability Partnerships (Accounts and Audit) (Application of Companies Act 2006) Regulations 2008, Limited Liability Partnerships (Application of Companies Act 2006) Regulations 2009 and the Limited Liability Partnerships (Register of People with Significant Control) Regulations 2006, in each case as amended or replaced from time to time;
Regulatory Capital Account shall have the meaning given in clause 12.4;
Removed with Cause means removal of a person as a Member of the Evercore LLP for one or more of the reasons set out in his or her Schedule of Terms which enables the CEO or the Executive Committee to terminate a Member’s membership by serving a Notice of Termination (as such term is defined in such Schedule of Terms);

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Removed without Cause means:
(a)removal of a person as a Member of the Evercore LLP by notice pursuant to clause 18.1 or otherwise; or
(b)termination of a Member of the Evercore LLP pursuant to that Member’s Schedule of Terms as a result of Constructive Dismissal (as such term is defined in such Schedule of Terms), in each case other than in circumstances where he or she is Removed with Cause;
Remuneration Committee means the committee established pursuant to clause 9.16 in order to comply with MIFIDPRU 7.3.3R;
Risk Committee means the committee established pursuant to clause 9.16 in order to comply with MIFIDPRU 7.3.1R;
Rule of 70 means, as at an Individual Member’s Date of Outgoing, he or she has:
(a)greater than five years of service (being the time between that Individual Member’s Date of Joining and Date of Outgoing);
(b)attained the age of at least 55; and
(c)attained a combined age and years of service equal to at least 70;
Schedule of Terms means the schedule of terms entered into by an Individual Member setting out the terms on which that Individual Member shall provide services to the Evercore LLP;
Senior Manager Function has the meaning given in the FCA Rules;
a Super Majority of the Individual Members means Individual Members who hold between them not less than 66.67 per cent of the total Individual Voting Rights at the relevant time;
Tax Reserve has the meaning given in clause 31.1;
Terminating Material Breach has the meaning given in clause 21.2;
Transfer Agreement shall have the meaning given in clause 33.1;
Voting Register means the document setting out the number of votes held by each Member at Partnership Meetings, as amended from time to time;
Voting Rights means voting rights of Members as described in clause 11.8; and
Working Capital means current assets less current liabilities, where such current assets and current liabilities means amounts due within the next three months from the time working capital is being calculated and for this purpose, current assets and current liabilities shall be determined by reference to the then most recent management accounts of the Evercore LLP Group.
1.2References to the winding up of a Corporate Member shall include the dissolution or striking off of that Member from any relevant register maintained by any relevant registrar.

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1.3References to a “person” shall be construed so as to include any individual, firm, company or other body corporate, government, state or agency of state, local or municipal authority or government body or any joint venture association or partnership (whether or not having separate legal personality).
1.4References to any statute or statutory provision includes a reference to that statute or provision as from time to time amended, extended, re-enacted or consolidated and to all statutory instruments or orders made under it.
1.5Words and phrases which are contained or defined in the Act or the Companies Act (including as amended in relation to limited liability partnerships by the Regulations) shall have the respective meanings so attributed to them as the context shall require.
1.6References to this Deed or to any other document, or to any specified provision of this Deed or of any other document, are to this Deed, that document or that provision as in force for the time being and as amended from time to time in accordance with the terms of this Deed or that document or, as the case may be, with the agreement of the relevant parties.
1.7References to “writing” shall include email.
1.8Words importing the singular include the plural and vice versa, words importing a gender include every gender and references to persons include corporations, partnerships and other unincorporated associations or bodies of persons.
1.9The contents table and the headings to clauses, schedules, parts and paragraphs are inserted for convenience only and shall be ignored in interpreting this Deed.
2.COMMENCEMENT AND EFFECT OF THIS DEED
2.1This Deed shall take effect from the Effective Date in substitution for the Second Deed which shall cease to have any further force and effect in relation to any period ending on or after the Effective Date.
2.2Any person whom it is proposed shall become an Individual Member on or after the date of this Deed shall enter into a Schedule of Terms setting out the terms on which that proposed Individual Member shall provide services to the Evercore LLP. Any such Schedule of Terms shall include a statement that the proposed Individual Member has been given and has read a copy of this Deed and covenants with each of the Members to perform and be bound by the terms of this Deed as if that Member were a party to it.
2.3Any body corporate which becomes a Member after the Date of this Deed shall execute a Deed of Adherence.
2.4In addition, in the case of any person who becomes an Individual Member after the date of this Deed, the Register of Individual Members shall be amended to include that Individual Member’s name, address and Date of Joining.
3.REGISTERED OFFICE
3.1The registered office shall be 15 Stanhope Gate, London, W1K 1LN, and the principal place of business of the Evercore LLP shall be at 15 Stanhope Gate, London, W1K 1LN and/or such other place as the Members may from time to time decide in accordance with the provisions of clause 11.3(c).
4.BUSINESS OF THE EVERCORE LLP
4.1The Business shall be:

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(a)the provision of corporate finance services, including but not limited to the origination and execution of corporate finance business (including the provision of financial advice) for its clients;
(b)the provision of placement and advisory services to private equity and other investment funds, previously carried on by a Corporate Member;
(c)the provision of services in connection with a private secondary market advisory business; and
(d)the provision of such other professional services as may be determined by the Executive Committee with the consent of the EHL Corporate Member from time to time (without prejudice to clause 10 and clause 11.3(d)).
5.NAME
5.1The name of the Evercore LLP shall be “Evercore Partners International LLP” (or such other name as the Members shall agree in accordance with the provisions of clause 11.3(C)) (the Name).
5.2Without prejudice to any rights of any Corporate Member, each Individual Member acknowledges that all proprietary and other rights in the Name are vested exclusively in the Evercore LLP and agrees that no Individual Member shall use the Name (or any name which may be substituted for it or which is so similar to any such name that it is likely to be confused with it) for any purpose other than for the purposes of the Business whilst it is a Member.
6.THE CEO OF THE EVERCORE LLP
6.1At all times following the Effective Date, there shall be one CEO of the Evercore LLP and the CEO shall be a member of Evercore’s Global Management Committee.
6.2From the Effective Date, the CEO shall be Matthew Lindsey-Clark.
6.3Subject to the terms of this Deed, the EHL Corporate Member shall have the ability to remove the CEO, and to appoint another CEO in his or her place, by issuing written instructions to the Executive Committee to that effect, such appointment or removal to take immediate effect (or to take effect on such later date as shall be specified in such instructions).
6.4The CEO shall be the chairman of the Executive Committee and shall have the rights and duties set out in this Deed.
6.5Subject to the terms of this Deed, the CEO, having consulted with the EHL Corporate Member Representative, shall appoint such other officers of the Evercore LLP as are required to comply with the FCA Rules (including, without limitation, a compliance and money laundering officer) or with the Act and the Regulations (including, without limitation, the Designated Members). Subject to the terms of this Deed, the CEO, having consulted with the EHL Corporate Member Representative, shall have the ability to remove any such officers of the Evercore LLP, and to appoint other officers in their place, such appointment or removal to take immediate effect.
7.THE CHAIRMAN OF THE EVERCORE LLP
7.1At any time, there shall be no more than one Chairman of the Evercore LLP, but there shall be no requirement for a Chairman to be appointed at all times and there is no Chairman appointed as at the Effective Date.
7.2The Chairman (when appointed) shall have the rights and duties set out in this Deed.

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7.3Subject to the terms of this Deed, the EHL Corporate Member shall have the ability to appoint and remove the Chairman, by issuing written instructions to the Executive Committee to that effect, such appointment or removal to take immediate effect (or at such later date as shall be specified in such instructions).
8.THE DESIGNATED MEMBERS
8.1The Designated Members shall be responsible for ensuring compliance with all registration and other requirements of designated members under the Act and the Regulations.
8.2The CEO, having consulted with the EHL Corporate Member Representative, may appoint any Member to the position of Designated Member (provided that that Member has consented so to act) and may remove any Member from the position of Designated Member.
8.3Any Designated Member may cease to be a Designated Member by giving notice to the Executive Committee to that effect (and the Designated Members shall notify the registrar of companies accordingly), provided that, if there would be only one Designated Member then remaining, the notice shall not take effect until such time as the CEO shall have appointed a replacement Designated Member. If by reason of a Member ceasing to be a Member as a result of his death, there are less than two Designated Members, then all of the Members that are then Members shall become Designated Members until such time as the CEO appoints such number of further Designated Members as may be required in accordance with the Act (being no less than two) and at such time the relevant Members shall cease to be Designated Members.
9.EXECUTIVE COMMITTEE
9.1The Executive Committee shall comprise the CEO, the EHL Corporate Member Representative and such other persons as the CEO shall, with the consent of the EHL Corporate Member, determine (each, an Executive Committee Representative). The CEO shall chair the Executive Committee. The Executive Committee Representatives as at the date of this Deed shall be the CEO, the EHL Corporate Member Representative, Joe Chambers, Sarah Blomfield, Crystal Corbin and Georgie Collenette. The EHL Corporate Member shall be entitled to nominate more than one Corporate Member Representative to attend any meeting of the Executive Committee but only one such Representative shall be entitled to a vote at any such meeting.
9.2The CEO shall, with the consent of the EHL Corporate Member, have the ability to appoint additional Executive Committee Representatives and to remove Executive Committee Representatives, by issuing written instructions to the Executive Committee to that effect, such appointments or removals to take immediate effect (or to take effect on such later date as shall be specified in such instructions).
9.3Subject to the terms of this Deed, the Executive Committee shall have authority to act on behalf of the Evercore LLP in all matters in connection with the Business and shall carry out its duties in such manner as it considers to be in the best interests of the Evercore LLP.
9.4Subject to the terms of this Deed, the Executive Committee shall be responsible for overseeing the day-to-day operations of the Evercore LLP Group including, but not limited to:
(a)steering the strategic direction of the Evercore LLP Group;
(b)ensuring that the Business operates in accordance with any applicable Profit Sharing Principles;
(c)ensuring that the Evercore LLP Group has appropriate risk management, systems and controls, and that the Business is operated and managed in accordance with such systems and controls;
(d)the Evercore LLP Group’s compliance with regulatory requirements;

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(e)establishing procedures for new business approvals;
(f)establishing procedures for issuing fairness opinions;
(g)oversight of the conduct and direction of any member of the Evercore LLP Group;
(h)preparing the Annual Budget within one month of the commencement of each Financial Period or such earlier date as the Executive Committee and the EHL Corporate Member agree and using reasonable endeavours to ensure that the Evercore LLP Group operates in accordance with the Annual Budget; and
(i)procuring that management accounts for the Evercore LLP Group are prepared (on a reasonably regular basis) showing performance against the Annual Budget in accordance with clause 30.4.
9.5Subject to the terms of this Deed, the Executive Committee shall also be responsible for:
(a)determining (in accordance with the Profit Sharing Principles if applicable), the amount of any Income Profit (or Income Loss) and any Capital Profit (or Capital Loss) arising in respect of each Financial Period which is to be allocated to each Member, provided that such determination is made at least once per year; and
(b)determining the remuneration and incentivisation of the Evercore LLP Group’s employees during each Financial Period (in accordance with the Profit Sharing Principles) and then advising the board of the relevant member of the Evercore LLP Group with respect to the distribution of such remuneration. At the request of the EHL Corporate Member Representative, which can be made from time to time, the Executive Committee will conduct a market review of remuneration practices for the European advisory services business, including the terms of deferred compensation and severance, in order to promote, to the extent prudent and reasonable, greater harmonisation of such terms throughout the wider Evercore Group and market practices generally, and in good faith consider the results of such review in determining such practices; provided, however, that the results of such review or the conclusions or recommendations of the Executive Committee will have no legally binding effect on the Individual Members and no changes will be made to an Individual Member’s Schedule of Terms, deferred compensation, severance terms or other related rights other than as specifically set forth in this Deed or that Individual Member’s Schedule of Terms.
9.6The Profit Sharing Principles may be varied in respect of any Financial Period by: (a) the EHL Corporate Member in its discretion prior to the commencement of the Financial Period to which the amended Profit Sharing Principles shall apply; or (b) the EHL Corporate Member, with the consent of the Executive Committee, where such amended Profit Sharing Principles are to take effect during the then current Financial Period.
9.7Subject to clause 10, the Executive Committee may consult with the Members at Partnership Meetings on matters which the Executive Committee considers to be of strategic importance to the Evercore LLP and other matters as the Executive Committee sees fit, though the Executive Committee shall not be bound by any recommendation of the Members following such consultation.
9.8The Executive Committee shall meet on a monthly basis, or at such shorter or longer intervals as the Executive Committee shall determine. Meetings of the Executive Committee shall be called by or on behalf of the CEO and conducted in accordance with the provisions of this clause 9, provided that a Corporate Member Representative shall be entitled to call a meeting of the Executive Committee in circumstances which he or she reasonably considers to be exceptional. If not already an Executive Committee Representative, the Chairman (if a Chairman is in office at the relevant time) shall be entitled to attend meetings of the Executive Committee and receive notice of such meetings and any related meeting materials concurrently with Executive Committee Representatives, and to the extent the Executive Committee votes on matters related to the admission, or removal of an Individual Member (or the making

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of an interim Income Profit allocation to an Individual Member), the Chairman (if a Chairman is in office at the relevant time) shall (if not already an Executive Committee Representative) be entitled to vote on such matters as if he was an Executive Committee Representative.
9.9At least 2 Business Days’ written notice shall be given of any meeting of the Executive Committee, provided that a shorter period of notice may be given with the written approval of at least a simple majority of the Executive Committee Representatives, including a Corporate Member Representative. Any such notice shall include an agenda identifying in reasonable detail the matters to be discussed and shall be accompanied by copies of any relevant papers to be discussed at the meeting and any resolutions to be tabled. A meeting of the Executive Committee may consist of a conference between Executive Committee Representatives who are not all in one place, but of whom each is able (directly or by telephonic communication) to speak to each of the others and to be heard by each of the others simultaneously.
9.10The quorum for any meeting of the Executive Committee (other than an adjourned meeting) shall be a simple majority in number of the Executive Committee Representatives, including the CEO and a Corporate Member Representative. If such a quorum is not present within 30 minutes from the time appointed for the meeting or if during the meeting such quorum ceases to be present, the meeting shall be adjourned until such time as the CEO shall determine being not less than 2 Business Days thereafter, and if the aforesaid quorum is not present within 30 minutes of the appointed time of the adjourned meeting then those Executive Committee Representatives present shall constitute a quorum.
9.11Resolutions of the Executive Committee shall be passed as follows:
(a)resolutions of the Executive Committee shall be passed by simple majority;
(b)each Executive Committee Representative shall have one vote. Any Executive Committee Representative who is absent from the meeting may nominate any other Executive Committee Representative who is present to act as his or her alternate and to vote in his or her place at the meeting (although an alternate shall not count toward the quorum);
(c)the CEO shall have his own vote and a casting vote in the event of an equality of votes for and against any resolution. If the CEO is not present at any meeting of the Executive Committee, those Executive Committee Representatives present (if constituting a quorum) shall nominate a chairman for that meeting. Any Executive Committee Representative acting as such a chairman shall continue to have his or her vote in accordance with this clause 9; and
(d)a written resolution signed by all the Executive Committee Representatives (whether in a single document or in counterpart) shall be binding as a resolution passed at a meeting of the Executive Committee.
9.12The Executive Committee may, with the consent of the EHL Corporate Member, delegate any of its powers to any sub-committee consisting of one or more Executive Committee Representatives or any other Member. It may also with the consent of the EHL Corporate Member delegate to any Executive Committee Representative or any Member such of their powers as they consider desirable to be exercised by him or her. Any such delegation may be made subject to any conditions and/or terms of reference the Executive Committee may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions and/or terms of reference, the proceedings of a sub-committee with two or more members shall be governed by the provisions of this clause 9 with respect to the proceedings of the Executive Committee so far as they are capable of applying. In particular, to the extent profit share allocation or other matters relating to the Profit Sharing Principles are delegated to a sub-committee in accordance with this clause 9.12, the proceedings of the sub-committee shall comply with, and be governed by, the provisions of this clause 9 as if that sub-committee were the Executive Committee. The Executive Committee, with the consent of the EHL Corporate Member Representative, may also appoint any Executive Committee Representative or other Member to receive on behalf of the Executive Committee any notice required to be given to the Executive Committee under this Deed.

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9.13No action or decision may be taken by the Executive Committee or any sub-committee or delegate:
(a)in relation to an EHL Corporate Member Reserved Matter unless in accordance with the written consent of the EHL Corporate Member; or
(b)in relation to an Individual Member Reserved Matter unless in accordance with the written consent, to the extent relevant, of a Super Majority of the Individual Members and/or a Majority of the Individual Members in accordance with Schedule 3.
9.14No Executive Committee Representative shall have the right to vote on any matter that relates solely and specifically to his or her membership, role, title or remuneration, provided that this prohibition shall not affect the right of the EHL Corporate Member Representative to vote as he or she thinks fit in the interests of the EHL Corporate Member.
9.15No Executive Committee Representative and no Member to whom powers have been delegated:
(a)shall be liable, responsible or accountable in damages or otherwise to the Evercore LLP or to any of the other Members or their successors or assigns, except by reason of acts or omissions due to a breach of any duty which any such Executive Committee Representative or Member may owe to the Evercore LLP or to the Members under this Deed, negligence or wilful default; and
(b)shall owe any express or implied duties to the other Members or any of them (whether by way of a duty of good faith or otherwise) as to the manner in which he or she shall exercise any powers, duties and responsibilities under this Deed, including (without prejudice to the generality of the foregoing):
(i)the factors which he or she is entitled to take into account or to ignore; or
(ii)whether and, if so, to what extent, he or she decides to consult with such other Members or any of them; or
(iii)the consistency of treatment as between Individual Members or classes of Members, provided that it is confirmed that nothing contained in this clause 9.15 shall displace the existence of any duty which each such Executive Committee Representative (in their capacity as a Member) and Member owes to the Evercore LLP under this Deed.
9.16Notwithstanding the terms of this Deed, including clause 9.12, where required by the FCA Rules or other applicable regulatory rules, the Executive Committee shall, with the consent of the EHL Corporate Member, establish such committees as are required, and shall delegate such power and authority as it thinks appropriate, in order to meet such applicable regulatory rules, including but not limited to the Nomination Committee, Remuneration Committee and Risk Committee. In respect thereto:
(a)all matters relating to the appointment and/or removal of persons to governance positions in the Evercore LLP pursuant to any clause in this Deed shall be within the scope of the Nomination Committee, and the power of any individual or entity (whether the CEO, Corporate Member or otherwise) shall be informed by, and to the extent necessary, limited by, the power and authority of the Nomination Committee and such individual and/or entity shall comply with such directions as the Nomination Committee shall give to them pursuant to the powers afforded to it;
(b)all matters relating to the management of risk shall be within the scope of the Risk Committee, and the rights and power of the Executive Committee (and to the extent the EHL Corporate Member and/or any other Member has such rights or powers) shall be informed by, and to the extent necessary, limited by, the power and authority of the Risk Committee and the Executive Committee

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(or any other individual or entity) shall comply with such directions as the Risk Committee shall give to them pursuant to the powers afforded to it; and
(c)all matters relating to the remuneration of any personnel of the Evercore LLP shall be within the scope of the Remuneration Committee, and the rights and power of the Executive Committee (and to the extent the EHL Corporate Member and/or any other Member has such rights or powers) shall be informed by, and to the extent necessary, limited by, the power and authority of the Remuneration Committee and the Executive Committee (or any other individual or entity) shall comply with such directions as the Remuneration Committee shall give to them pursuant to the powers afforded to it.
9.17In addition to the scope, power and authority granted to each of the Nomination Committee, the Risk Committee and the Remuneration Committee pursuant to clause 9.16, each of the Nomination Committee, the Risk Committee and the Remuneration Committee shall be subject to written terms of reference established (from time to time) by the Executive Committee which, amongst other things, will define their constitution, and any additional roles and responsibilities.
10.RESERVED MATTERS
10.1Decisions on or the implementation of any of the matters listed in Schedule 2 shall only be taken with the written agreement of the EHL Corporate Member (the EHL Corporate Member Reserved Matters).
10.2Decisions on or the implementation of any of the matters listed in Part A of Schedule 3 shall only be taken with the written agreement of a Super Majority of the Individual Members.
10.3Decisions on or the implementation of any of the matters listed in Part B of Schedule 3 shall only be taken with the written agreement of a Majority of the Individual Members.
10.4On any Individual Member Reserved Matter, every endeavour shall be made to consult all of the Individual Members entitled to vote on the matter, but if owing to absence abroad, ill health or for any other reason it is not possible to consult any Individual Member on any such matter, the other Individual Members shall be at liberty to come to a decision thereon within a reasonable timeframe in the circumstances.
11.PARTNERSHIP MEETINGS
11.1Subject to the terms of this Deed, the Members shall be responsible for the general direction, conduct, control and management of the Evercore LLP and for all matters connected therewith.
11.2The Chairman (or the CEO if there is no Chairman in office) will ensure that Partnership Meetings shall be held from time to time for the purpose of reviewing the conduct of the Business, any matters requiring consultation with the Members and voting on any matters requiring the approval of the Members. It is intended that Partnership Meetings will be held on an annual basis, or more regularly when required, and each Partnership Meeting shall be held no later than fifteen months following the preceding Partnership Meeting. The Chairman (if a Chairman is in office at the relevant time) shall chair Partnership Meetings unless he is unavailable in which case the Partnership Meeting shall be chaired by the CEO and the CEO shall also chair Partnership Meetings if a Chairman is not in office at the relevant time.
11.3The following decisions or actions of or in relation to the Evercore LLP shall only be taken at a Partnership Meeting (or by the Executive Committee acting in accordance with a resolution passed at a Partnership Meeting) with the approval of either a majority of Members, or (where indicated below) all Members:
(a)any amendments to this Deed or to the Schedule of Terms of all of the Individual Members, except to the extent required by applicable law or regulation where it is not practicable to have a prior discussion at a Partnership Meeting;

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(b)the approval and adoption of the Accounts by the Members;
(c)changing the Name, registered office or principal place of business of the Evercore LLP;
(d)any decision to fundamentally change the nature of the Business (an example of such a fundamental change being the Evercore LLP ceasing to be engaged in the provision of professional services);
(e)the transfer of all or substantially all of the Evercore LLP’s business or assets to another party (whether that other party is an Affiliate of the Evercore LLP or otherwise);
(f)any decision for the Evercore LLP to cease business or become dormant; or
(g)the termination or winding up of the Evercore LLP in accordance with clause 39.
11.4A Partnership Meeting may at any time be requisitioned by the Executive Committee, the EHL Corporate Member, or where requested by at least five Individual Members, by giving not less than 10 Business Days’ written notice to the other Members, such notice to indicate the nature of the business to be discussed, provided that a Partnership Meeting may be held on shorter notice if the EHL Corporate Member and a Majority of the Individual Members so agree.
11.5Every Partnership Meeting shall be governed by the following provisions:
(a)a meeting may be held during normal business hours at the Evercore LLP’s registered office or principal place of business (or such other time or such other place as the EHL Corporate Member and a Super Majority of the Individual Members so agree);
(b)a notice of meeting shall be served on all those entitled to attend the meeting and such notice shall specify the place, day and time of the meeting and a statement of the matters to be discussed at the meeting;
(c)a Member shall be considered to be present at a meeting:
(i)if he is physically present at the meeting;
(ii)if he is able (directly or by telephonic communication) to speak to each of the other Members present and to be heard by each of the others simultaneously; or
(iii)if, in the case of a Member which is a corporate entity, it is represented by a duly appointed representative who is present at the meeting in accordance with sub-paragraphs (i) or (ii) above; and
(d)minutes shall be prepared of all Partnership Meetings and shall be approved and signed by the chairman of the meeting as evidence of the proceedings.
11.6A quorum for any meeting of the Members shall be the attendance of a majority of the Members (including a Corporate Member Representative) present in person or by proxy, provided that:
(a)if within half an hour of the time for which a meeting of the Members has been convened such a quorum is not present then the meeting shall be adjourned to such date, time and place as shall be determined by the Corporate Member Representative(s) present;
(b)all Members not present at the meeting shall be given not less than 2 Business Days’ notice in writing of the date, time and place of the adjourned meeting; and

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(c)if at the adjourned meeting the aforesaid quorum is not present within 30 minutes of the appointed time those Members present shall constitute a quorum.
11.7All Members shall be entitled to attend and speak at any Partnership Meeting.
11.8Each Member shall have one vote on a show of hands and on a poll (which may be demanded by any Member before or on the declaration of the result of the show of hands) each Member shall have such number of votes as set out in the Voting Register (that Member’s Voting Rights). The chairman of the meeting shall not have a casting vote.
11.9Each of the Members hereby irrevocably authorises the EHL Corporate Member to amend the Voting Register to reflect the number of votes held by the Members (from time to time). When a Member ceases to be a Member, such Member’s votes shall be reallocated to the EHL Corporate Member on their Date of Outgoing. When a person is admitted as a new Member of the Evercore LLP and it is determined that the new Member is to be allocated Voting Rights, the number of votes allocated to such Member shall be allocated from the votes then held by the EHL Corporate Member, whose Voting Rights shall be reduced accordingly. The Corporate Member shall, upon receipt of a reasonable written request from any Member, provide such Member with a copy of the Voting Register and shall in any event provide each Member with a copy of the Voting Register within 5 Business Days of the date of any meeting of the Members.
11.10Any Member may appoint by an instrument in writing another Member as his proxy to attend meetings of the Members and such proxy shall have the right (in addition to his own Voting Rights) to exercise the appointer’s Voting Rights on the appointer’s behalf.
11.11A resolution in writing executed by or on behalf of each of the Members shall be as effectual as if it had been proposed at any Partnership Meeting duly convened and held, and may consist of several documents in the like form each executed by or on behalf of one or more Members.
12.CAPITAL ACCOUNTS
12.1Each Corporate Member shall contribute sufficient regulatory capital to the Evercore LLP to enable the Evercore LLP at all times to operate in compliance with the FCA’s regulatory capital requirements, from time to time. The Executive Committee shall advise each Corporate Member as to the necessity from a regulatory perspective for, and the size of, any additional regulatory capital that such Corporate Member needs to contribute pursuant to this clause 12.1, and each such Corporate Member shall contribute such regulatory capital within 5 Business Days of receipt of any such advice.
12.2Each Corporate Member shall from time to time contribute amounts of Working Capital to the Evercore LLP such that the Evercore LLP shall at all times have a Minimum Working Capital Level. The Executive Committee shall advise each Corporate Member as to the necessity for, and the size of, any Working Capital that such Corporate Member needs to contribute pursuant to this clause 12.2, and each such Corporate Member shall contribute such Working Capital within 10 Business Days of receipt of any such advice.
12.3The Executive Committee shall maintain a separate regulatory capital account (the Regulatory Capital Account) into which capital contributed by any Corporate Member shall be credited with such amount as is necessary to meet the Evercore LLP’s regulatory capital requirements from time to time under the FCA Rules as determined by the Executive Committee. Capital may only be withdrawn from the Regulatory Capital Account upon determination of the Executive Committee and in the following circumstances:
(a)if a Corporate Member ceases to be a Member and capital is to be repaid from the Regulatory Capital Account to that Member, if an equal amount is transferred into the Regulatory Capital Account by another Member;

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(b)upon the winding up of the Evercore LLP pursuant to clause 39 or when the Evercore LLP has ceased to be authorised to carry on regulated activities; or
(c)where the Evercore LLP will, notwithstanding such repayment, remain in compliance with any applicable prudential requirements relating to partnership capital and the Executive Committee has approved such repayment (subject to any waiver required from the FCA).
12.4The Executive Committee shall establish a separate capital account for each Member (each such account, a Capital Account). Any amount of capital contributed by a Corporate Member to the Evercore LLP which is not credited to the Regulatory Capital Account shall be credited to that Member’s Capital Account.
12.5Individual Members shall not be required to contribute capital to the Evercore LLP and it is acknowledged that any contributions of capital to the Evercore LLP made by any Individual Members prior to the Effective Date have been repaid by the Evercore LLP to such Individual Members prior to the Effective Date, including any interest thereon.
12.6No Member shall have any right, directly or indirectly, to withdraw or receive back any part of the amount standing to the credit of its Capital Account except (i) following a determination of the Executive Committee (acting with the agreement (or on the instructions) of the EHL Corporate Member (who shall take into account the Working Capital requirements of the Evercore LLP); (ii) upon winding-up of the Evercore LLP pursuant to clause 39; or (iii) in accordance with the provisions for repayment of Outgoing Members under clause 19.3.
13.FURTHER CAPITAL FUNDING
13.1Subject to clause 13.4, each Corporate Member undertakes that, if the Executive Committee determines that funding from the Members is required for the purposes of the Evercore LLP, if it is requested to do so by the Executive Committee, it will contribute capital to the Evercore LLP on such terms as the Executive Committee (with the approval of the relevant Corporate Member Representative) shall specify (in each case a Corporate Member Capital Call). The requirement for Corporate Member Representative approval shall not apply to a Corporate Member Capital Call which is necessary pursuant to clause 12.1 or 12.2.
13.2All capital contributed by a Corporate Member pursuant to clause 12.1, 12.2 or 13.1 shall be treated as a capital contribution and credited to its Capital Account or (if applicable) Regulatory Capital Account, as specified by the Executive Committee.
13.3Individual Members shall not be obliged to provide guarantees to support the Evercore LLP’s financing commitments.
13.4No call shall be made for Members to contribute any further capital on the insolvency of the Evercore LLP.
13.5Notwithstanding the provisions of this Deed not requiring the Individual Members to make capital contributions to the Evercore LLP, any capital contributed by an Individual Member from time to time shall be treated as a capital contribution and credited to its respective Capital Account.
14.DISTRIBUTION AND ALLOCATION OF PROFITS
14.1There shall be established for each Member a current account (a Current Account), which shall initially have a balance of zero and shall be adjusted as follows:
(a)the amount of any Income Profit or Capital Profit allocated to a Member shall be credited to the Current Account of that Member;

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(b)the amount of any Income Loss or Capital Loss allocated to a Member shall be debited to the Current Account of that Member;
(c)any amount distributed to HMRC on behalf of an Individual Member shall be debited to the Current Account of that Individual Member; and
(d)the amount of any Drawings and Other Benefits paid to a Member shall be debited to the Current Account of that Member.
14.2Subject to the terms of this Deed, the Executive Committee shall following the end of each Financial Period by reference to the Accounts drawn-up in respect of that Financial Period determine the allocation of the Income Profits (or Income Losses) and Capital Profits (or Capital Losses) amongst the Members in accordance with the provisions of clauses 14.3 to 14.8. The Executive Committee shall determine what proportion of such Income Profits and Capital Profits as have been so allocated shall be capable of being withdrawn by such Members.
In addition, the Executive Committee shall have the discretion (with the consent of the EHL Corporate Member) to make interim Income Profit allocations to such of the Members as the Executive Committee shall determine (on account of their entitlement to receive allocations of Income Profits following the end of each Financial Period in accordance with the provisions of clause 14.3) subject in all respects to the Executive Committee being satisfied as to the level of Income Profits available in respect of any Financial Period. In determining the level of profits available, the Executive Committee shall consider, on a prudent basis, the Income Profits available based on the Accounts relating to the previous Financial Period, monthly management accounts, any other Income Profit allocation already made in respect of the relevant Financial Period and any current or foreseen income, liabilities and expenditure of the Evercore LLP and provided that the Executive Committee and the EHL Corporate Member shall not propose or approve, as applicable, any interim Profit Allocation that would cause the Evercore LLP to be in breach of its regulatory capital requirements.
14.3All Income Profits with respect to a Financial Period, shall, subject to clause 31, be allocated amongst the Members in accordance with the following:
(a)firstly, there shall be allocated to the Current Account of the relevant Individual Members an amount equal to any Drawings and Other Benefits made to such Individual Members in any prior Financial Period (as set out in the Schedule of Terms in place between that Member and the Evercore LLP) which were in excess of the Income Profit allocated to the relevant Individual Members in such prior Financial Period and which have not been met by subsequent allocations of Income Profit, and in the event that there shall be more than one Individual Member who has received Drawings and Other Benefits in any previous Financial Period which were in excess of the Income Profits allocated to such Individual Member at such time and the Income Profit of the Evercore LLP in the relevant Financial Period shall not be sufficient to meet those allocations in full, then such Income Profits shall be allocated on a pro rata basis (calculated by reference to the aggregate amount of Drawings and Other Benefits in excess of the Income Profits allocated that each such Individual Member has received in the relevant prior Financial Year) as between the relevant Individual Members;
(b)secondly, there shall be allocated to the Current Account of each Individual Member such amount of the Income Profits as is equal to the amount of Drawings and Other Benefits made to such Individual Member in the relevant Financial Period (as set out in the Schedule of Terms in place between that Member and the Evercore LLP) and in the event that the Income Profits in any Financial Period shall not be sufficient to meet those allocations in full then such Income Profits shall be allocated on a pro rata basis (calculated by reference to the aggregate amount of Drawings and Other Benefits each Individual Member has received in the relevant Financial Period) as between the relevant Individual Members; and

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(c)thirdly, with respect to each Individual Member and the EHL Corporate Member, by the allocation of Income Profit to that Individual Member or the EHL Corporate Member of an amount the value of which shall be determined with reference to the Income Profit (or Income Loss) for the Financial Period and in accordance with the Profit Sharing Principles at the absolute discretion of the Executive Committee and, for the avoidance of doubt, such amount may be nil (each such amount a Discretionary Amount, and collectively, the Discretionary Amounts).
14.4Income Losses shall be allocated to the Corporate Members in such manner as may be approved by the Executive Committee. Capital Losses shall be allocated to the Corporate Members in such manner as may be approved by the Executive Committee.
14.5All disallowable expenses attributable to the Business shall be for the account of the EHL Corporate Member and shall be allocated to it unless a Super Majority of the Individual Members and the EHL Corporate Member each approve any disallowable expenses being allocated to one or more Individual Members, in which case the Evercore LLP will make an interim Income Profit allocation to each such Individual Member to satisfy any liability to tax arising from such allocation.
14.6If there is insufficient Income Profit in any Financial Period to meet in full all of the allocations to be made under clause 14.3, then:
(a)those allocations which can be made in full shall be made in full in the order of priority set out in clause 14.3; and thereafter;
(b)where, having followed such order of priority, there are only sufficient Income Profits to make an allocation in part under the next sub-clause in such order of priority then such Income Profits shall be allocated amongst those Members due to receive such allocation pro-rata on the basis of the full amounts due to them under that sub-clause and the balance that is not allocated will not constitute a debt due from the Evercore LLP and will not be carried forward to be met from Income Profits in subsequent Financial Periods; and thereafter;
(c)any allocations required to satisfy the remaining entitlements will not be made and any amount that is not allocated will not constitute a debt due from the Evercore LLP and will not be carried forward to be met from Income Profits in any subsequent Financial Period.
14.7
(a)In each Financial Period an aggregate distribution of cash such amount as shall be set out in any Member’s Schedule of Terms (if any) shall be made to each Individual Member who are entitled to such distributions for so long as they shall be Members.
(b)Such Drawings shall be made to each such Individual Member in equal monthly instalments on or around such day in each month as the Executive Committee shall from time to time determine.
(c)The Drawings shall be made in full regardless of whether or not the Income Profits allocated to any Individual Member in accordance with clause 14.3 shall be sufficient to meet such payments and to the extent that the aggregate Drawings made in each Financial Period to any Individual Member shall exceed the Income Profits allocated to such Individual Member in respect of such Financial Period, an amount equal to such excess shall remain as a debit on the Current Account of the relevant Individual Member and shall reduce any subsequent allocation of Income Profits to such Individual Member or shall, if so required by the Executive Committee, be treated as a debt due and payable by the relevant Individual Member to the Evercore LLP promptly on written demand by the Executive Committee.
14.8Any Capital Profit attributable to the Business shall be allocated to EPL or (in the event EPL is not a Member at the relevant time) the EHL Corporate Member and not to the Individual Members.

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15.ADMISSION OF MEMBERS
15.1Subject to the terms of this Deed, the Executive Committee may admit any person as a new Member of the Evercore LLP at any time provided that the requirements of clause 15.2 are complied with.
15.2The admission of a new Member by the Executive Committee shall be effective only if:
(a)with respect to a new Individual Member, the consent of the EHL Corporate Member has been obtained (such approval may be withheld or given in the EHL Corporate Member’s absolute discretion);
(b)if relevant, the FCA has approved such person to perform the Senior Manager Function(s) which that person will perform or Evercore LLP has certified that person as fit and proper to perform the Certification Function(s) which that person will perform; and
(c)the new Member has agreed to become a Member and be bound by all the provisions of this Deed in accordance with clause 2.2 or 2.3 as appropriate.
15.3Upon admission of a new Member, the Designated Members shall notify the registrar of companies accordingly.
15.4The Designated Members shall maintain a register of Members.
16.RETIREMENT OF MEMBERS
16.1Any Individual Member may retire from the Evercore LLP by giving such period of written notice as is specified in his or her Schedule of Terms to the Executive Committee of his or her intention to retire from the Evercore LLP, or such other period of notice as the Executive Committee may have agreed with such Member.
16.2Any Individual Member who agrees to cease to be engaged in the day to day conduct of the Business of the Evercore LLP but will remain engaged in the conduct of the business of the Evercore Group shall resign from the Evercore LLP on such notice as may be required by the Executive Committee and shall not be deemed to have become either a Good Leaver or a Bad Leaver pursuant to the terms of this Deed or that Member’s Schedule of Terms.
16.3A Corporate Member may retire from the Evercore LLP by giving not less than 5 days’ written notice to the Executive Committee.
17.[INTENTIONALLY LEFT BLANK]
18.REMOVAL OF MEMBERS
18.1Subject to the terms of this Deed, any Individual Member may be Removed without Cause from the membership of the Evercore LLP by the CEO, with the consent of the Executive Committee, by giving to that Individual Member (other than in circumstances where he or she is Constructively Dismissed) such period of written notice as is specified in his or her Schedule of Terms, provided that the requirements of clause 18.3 are complied with.
18.2Subject to clause 18.3, any Individual Member may be Removed with Cause from the membership of the Evercore LLP by the CEO acting fairly, reasonably, on an informed basis and in good faith, with the consent of the Executive Committee with immediate effect by providing written notice to that Individual Member.

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18.3Notwithstanding clauses 18.1 and 18.2, an Individual Member shall not, in any circumstances, be removed from the membership of the Evercore LLP without the prior consent of the EHL Corporate Member, which consent shall always be required for such removal.
18.4Upon an Outgoing Member ceasing to be a Member, the Designated Members shall notify the registrar of companies accordingly.
19.PROVISIONS RELATING TO OUTGOING MEMBERS
19.1Where a person has ceased to be a Member of the Evercore LLP for whatever reason neither he nor any successor in title may exercise any Voting Rights or interfere in any way in the management or administration of any Business or affairs of the Evercore LLP.
19.2Without prejudice to clause 19.3, an Outgoing Member is not entitled to any share or interest in the property or profit of the Evercore LLP arising after the Outgoing Member’s Date of Outgoing and any Schedule of Terms in place between an Outgoing Member and the Evercore LLP shall terminate on that Outgoing Member’s Date of Outgoing.
19.3Upon any person ceasing to be a Member, the Outgoing Member shall:
(a)receive any Drawings and Other Benefits which the Outgoing Member is entitled to receive in respect of the period prior to their Date of Outgoing, subject always to that Member’s Schedule of Terms;
(b)subject to clause 12, receive the balance standing to the credit of that Member’s Capital Account and Current Account, which shall be repaid to an Outgoing Member by the Evercore LLP (subject to any requirement to deduct or withhold tax therefrom) on their Date of Outgoing; and
(c)if the Outgoing Member is a Good Leaver, retain any Deferred Compensation Award which was awarded in respect of any Financial Period ending prior to the Date of Outgoing and such other amounts as the Executive Committee shall, in its sole and absolute discretion, consider to be reasonable having regard to the Profit Sharing Principles and the performance of such Outgoing Member in respect of the period prior to the date of his or her Date of Outgoing, provided always that:
(d)the Executive Committee shall be entitled to retain a sum sufficient to discharge any tax for which the Evercore LLP may be liable in respect of the Outgoing Member’s share of the profits or in respect of any other amounts paid or payable to the Outgoing Member in respect of any period prior to the date of his death or of the date of his otherwise ceasing to be a Member; and
(e)the Executive Committee shall be entitled to retain a sum sufficient to cover the proportion of any claim against the Evercore LLP for which any Outgoing Member may be liable, which the Executive Committee reasonably expects, will or may be made and for which the Outgoing Member will or may be responsible in whole or in part.
19.4For the purposes of this clause 19, an Outgoing Member shall be a Good Leaver if he or she ceases to be a Member by reason, or following the occurrence, of:
(a)death;
(b)Permanent Incapacity;
(c)being Removed without Cause;

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(d)a Terminating Material Breach;
(e)Qualifying Retirement; or
(f)any other circumstances where the Executive Committee, the EHL Corporate Member and Evercore LP declare him to be a Good Leaver, provided in each case that there are no circumstances at the Date of Outgoing (whether or not known to the Executive Committee at that date) which would entitle the Executive Committee to give notice to that Member that he was being Removed with Cause.
If an Outgoing Member is not a Good Leaver by virtue of this clause 19.4, he shall be deemed to be a Bad Leaver, and the provisions of clause 19.3(d) shall accordingly not apply to such Outgoing Member.
19.5With effect from the Date of Outgoing, any amounts owing to an Outgoing Member shall be recorded as third party liabilities of the Evercore LLP rather than as standing to the credit of the Capital Account or Current Account.
19.6An Outgoing Member who is a Good Leaver by virtue of clause 19.4(b) shall be entitled to apply to the Executive Committee to be reinstated as a Member on the same terms as applied prior to the Date of Outgoing if, within two years of the Date of Outgoing, that Member has, in the reasonable opinion of the Executive Committee, recovered sufficiently to be able to perform their duties in accordance with their Schedule of Terms. The decision of the Executive Committee on whether to readmit any Outgoing Member will be final and binding.
20.RESTRICTIVE COVENANTS
20.1The restrictive covenants applying to each Individual Member shall be set out in the Schedule of Terms agreed between that Member and the Evercore LLP.
21.MATERIAL BREACH
21.1The following actions by a Corporate Member (as the case may be) shall constitute a Potential Material Breach:
(a)following notification by the Executive Committee in accordance with clause 12.1, a breach of clause 12.1 (regulatory capital) by a Corporate Member or any other act or omission by a Corporate Member which, in either case, causes the Evercore LLP to no longer be authorised by the FCA;
(b)following notification by the Executive Committee in accordance with clause 12.2, a breach of clause 12.2 (working capital) by a Corporate Member (where the amount of any Working Capital shortfall is in excess of £2,000,000);
(c)a breach of clause 29 (insurance) by a Corporate Member such that the insurance coverage available to the Evercore LLP and/or the Members is less than the higher of (i) £10,000,000; and (ii) the insurance coverage maintained for the benefit of the directors and officers of Evercore Partners L.P. provided, however, that if there is (x) a material worsening in the availability of professional indemnity coverage as compared to the position at the date hereof; and (y) Evercore Partners L.P. acquires insurance for the partners of Evercore Partners L.P. at below £10,000,000 level of coverage and provides insurance coverage at the same level to the Evercore LLP and/or the Members, the failure to maintain insurance coverage of at least £10,000,000 for the Members shall not result in a Potential Material Breach;

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(d)a material breach of the Profit Sharing Principles or a material amendment being made to the Profit Sharing Principles other than in accordance with the terms of this Deed; or
(e)implementing any matters set out in paragraphs (a) to (e) of Part B of Schedule 3 without the approval of a Majority of the Individual Members.
21.2A Potential Material Breach shall become a Terminating Material Breach where, following notice being served on them of the occurrence of a Potential Material Breach, a Majority of the Individual Members confirm by notice in writing to a Corporate Member and the Evercore LLP that they believe a Potential Material Breach has occurred and such Potential Material Breach is not remedied to the satisfaction of the Majority of the Individual Members acting reasonably within 20 Business Days of such notice being served (except in the case of paragraph (a) where the remedy period shall be limited to 5 Business Days and paragraph (b) where the remedy period shall be 30 Business Days). The Evercore LLP shall notify all Members of the existence of a Terminating Material Breach promptly upon being notified by a representative of the Majority of the Individual Members that they believe this to be the case.
21.3Any Individual Member who ceases to be a Member while there is an outstanding Terminating Material Breach shall, unless there are circumstances at the Date of Outgoing (whether or not known to the Executive Committee at that date) which would entitle the Executive Committee to give notice to that Member that he was being Removed for Cause:
(a)be a Good Leaver on the terms of this Deed and his or her relevant Schedule of Terms; and
(b)no longer be subject to the notice requirements and restrictive covenants in clauses 13.1 and 14 respectively of the Members’ relevant Schedule of Terms, but shall have no other remedy against the Evercore LLP or the EHL Corporate Member whatsoever in respect of such Terminating Material Breach, without prejudice to any claim which such Individual Member may have with respect to any remuneration or other liquidated sum due and owing to him under this Deed or his or her Schedule of Terms.
22.INFORMATION TO BE PROVIDED TO MEMBERS
22.1The Members shall be entitled to receive the following information on a timely basis:
(a)copies of the most recently prepared management accounts of the Evercore LLP;
(b)copies of the Accounts for each Financial Period;
(c)copies of the minutes of any Partnership Meeting and notice of the nature of the business to be discussed at any forthcoming Partnership Meeting;
(d)any information relating to taxation as referred to in clause 31;
(e)the latest Annual Budget approved by the Executive Committee and the EHL Corporate Member; and
(f)all other information reasonably requested at any meeting of the Evercore LLP for the purpose of carrying on the Business, (other than Executive Committee information in relation to the distribution and allocation of profits in accordance with clause 14 which only the EHL Corporate Member and the Executive Committee Representatives shall be entitled to receive).

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23.RIGHTS, DUTIES AND LIABILITIES AS MEMBERS
23.1Subject to clause 27.2, the aggregate liability of each Member to the Evercore LLP shall not exceed its outstanding obligations (if any) to make capital contributions under this Deed in respect of its Capital Account. Notwithstanding any other provision of this Deed, it is the intention of the parties that, in accordance with the Act and the Regulations and to the fullest extent permitted by law, no Member shall have any personal liability for the Evercore LLP’s obligations because of its status as a Member.
23.2No Member shall have any liability under this Deed or as a Member except as expressly provided in this Deed or under the Act.
23.3Without prejudice to clause 26.1, the Members shall not owe fiduciary duties to each other or to the Evercore LLP.
23.4The default provisions under Regulations 7 and 8 of the Limited Liability Partnerships Regulations 2001 (or any other such provision as is mentioned in section 5(1)(b) of the Act) shall not apply to the Evercore LLP or the Members and the provisions of this Deed shall apply in their place.
23.5The rights contained in s994(1) of the Companies Act (as amended and applied to limited liability partnerships) is excluded.
23.6A Corporate Member and its officers, directors, and employees, shall not be liable, responsible, or accountable in damages or otherwise to the Evercore LLP or any of the other Members, their successors, or assigns, except by reason of acts or omissions due to a breach of any duty which such Corporate Member may owe to the Evercore LLP under this Deed, negligence, bad faith or wilful default or for not having acted in good faith in the reasonable belief that its or their actions were in, or not opposed to, the best interests of the Evercore LLP.
23.7A Corporate Member shall owe no express or implied duties to the other Members or any of them (whether by way of a duty of good faith or otherwise) as to the manner in which it shall exercise any powers, duties and responsibilities under this Deed, including (without prejudice to the generality of the foregoing):
(a)the factors which it is entitled to take into account or to ignore; or
(b)whether and, if so, to what extent, it decides to consult with such other Members or any of them; or
(c)the consistency of treatment as between Individual Members or classes of Members, provided that it is for the avoidance of doubt confirmed that nothing contained in this clause 23.7 shall displace the existence or extent of any duty which such Corporate Member may owe to the Evercore LLP under this Deed.
24.SERVICE COMPANY
24.1The Executive Committee and the EHL Corporate Member shall use their reasonable endeavours to procure that EGSL (or such other member of the Evercore Group as the EHL Corporate Member and the Executive Committee shall agree) shall provide services to the Evercore LLP on and subject to the terms of the Evercore LLP Services Agreement (or otherwise on and subject to the terms of any other agreement or arrangement between the Evercore LLP and/or such other member of the Evercore Group).
25.BANKING ARRANGEMENTS
25.1The bankers of the Evercore LLP shall be such bankers as the Executive Committee and the EHL Corporate Member shall from time to time decide.

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25.2All monies of the Evercore LLP shall be paid into the Evercore LLP’s bank account to the credit of the Evercore LLP.
25.3The Executive Committee and the EHL Corporate Member shall make such regulations as they from time to time see fit for opening, operating or closing Evercore LLP bank accounts and for providing the moneys required for current expenses.
26.INDIVIDUAL MEMBERS’ OBLIGATIONS TO DEVOTE TIME TO THE BUSINESS
26.1Each Individual Member shall be just and faithful to the other Members in all transactions relating to the Evercore LLP and (save only for Individual Members devoting such time as is reasonable and necessary to carry out activities to which consent has been given the Executive Committee) shall diligently and faithfully perform his duties on the basis set out in his Schedule of Terms, devoting all of the working hours agreed in his Schedule of Terms to carrying on and conducting the Business for the greatest advantage of the Evercore LLP. Without prejudice to the generality of the foregoing, and in particular without prejudice to the obligation of each Individual Member to further the interests of the Evercore LLP, each Individual Member shall continue to act in good faith with regards to all the other Members and each Outgoing Member shall continue to act in good faith with regards to each other Member, Outgoing Member and the Evercore LLP.
26.2Each Individual Member shall keep the Executive Committee promptly and fully informed of his conduct of the Business and provide such explanations in connection therewith as the Executive Committee may reasonably require.
26.3Each Individual Member shall keep the CEO and the Evercore LLP’s Compliance team informed of matters that may be relevant to that Individual Member’s fitness and propriety.
26.4Without limiting clause 26.2 above, each Individual Member that performs a Senior Manager Function shall (a) inform the CEO and the Evercore LLP’s Compliance team of changes in their role or responsibilities necessitating amendment to their FCA Statement of Responsibilities; and (b) take reasonable steps to ensure an effective handover of responsibilities where another Individual Member is taking on responsibility for all or part of the Individual Member’s senior manager responsibilities.
26.5Each Individual Member shall adhere to the Conduct Rules.
26.6Each of the Individual Members shall be entitled to be absent from the Evercore LLP for such period or periods as are permitted in accordance with the Schedule of Terms agreed between that Member and the Evercore LLP.
27.RESTRICTIONS ON INDIVIDUAL MEMBERS’ ACTIVITIES
27.1No Individual Member shall:
(a)undertake or transact any particular business on behalf of the Evercore LLP without the prior consent of the Executive Committee or after being requested in writing not to do so by the Executive Committee;
(b)without the prior written consent of the Executive Committee:
(i)engage or dismiss any employee of the Evercore LLP or of any member of the Evercore LLP Group;
(ii)sell, purchase, invest or otherwise employ any of the moneys, goods, effects or any other property of the Evercore LLP except in the ordinary course of the Business;

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(iii)draw, accept or sign any bill of exchange, promissory note or cheque or contract any debt on account of the Evercore LLP or in any manner pledge the credit of the Evercore LLP, except in the ordinary course of business and on the account or for the benefit of the Evercore LLP;
(iv)compound or release any debt or liability to the Evercore LLP;
(v)lend any moneys belonging to the Evercore LLP;
(vi)assign their interest in the Evercore LLP or any part thereof or give to any person an interest therein (provided that in any event no such assignee or person shall be permitted to interfere in the management or administration of any business or affairs of the Evercore LLP);
(vii)borrow any money from any client of the Evercore LLP or any client of the Evercore Group (or any director or employee of any such client) other than on terms available to the general public;
(viii)permit the whole or any part of their share of the property of the Evercore LLP to be mortgaged or charged for either their separate debts or the debts of any other person or business; or
(ix)enter into any guarantee or bond or become bail, surety or security with or for any person or do or knowingly suffer anything whereby or by reason whereof the capital or effects of the Evercore LLP may be seized, attached or taken in execution.
27.2Any Individual Member who breaches clause 27.1 shall be liable to the Evercore LLP and the other Members for any loss suffered by them (whether individually or collectively) in consequence of that breach, and (i) the limitation of liability contained in clause 23.1, and (ii) the indemnity in favour of that Individual Member under clause 28, shall not apply in respect of any loss suffered in consequence of that action.
28.INDEMNITY
28.1Subject to clause 27.2, each Individual Member shall be entitled to be indemnified by each Corporate Member and Evercore LP against all Liabilities suffered as a result of being a Member (other than as a result of acts or omissions due to a breach of any duty which an Individual Member owes under this Deed, negligence, bad faith, wilful misconduct or fraud by that Individual Member). This right to indemnification shall not be affected by termination or amendment of this Deed or termination of the Evercore LLP. For the avoidance of doubt, an Individual Member’s right to indemnification and payment of legal fees and expenses under this clause 28 shall not terminate upon that Individual Member ceasing to be a Member of the Evercore LLP.
28.2In the event that an Individual Member requests indemnification under clause 28.1 and such indemnification is not provided within 20 Business Days of such request, that Individual Member shall, if he or she ceases to be a Member within three months after the expiry of such 20 Business Day period, be entitled to be retrospectively treated as Good Leaver in the event of (a) a judgment of a court of competent jurisdiction that is not appealed by the EHL Corporate Member within 20 Business Days that the Individual Member concerned was, in the circumstance concerned, entitled to indemnification under clause 28.1; and (b) a Corporate Member and Evercore LP having failed to so indemnify that Individual Member.
28.3For the avoidance of doubt, indemnification of an Individual Member by a Corporate Member and Evercore LLP will not extend to cover criminal fines and/or regulatory penalties imposed personally on an Individual Member.

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29.INSURANCE
29.1The Corporate Member shall procure that the Evercore LLP shall maintain at its own expense insurance cover for the benefit of Individual Members in respect of employers liability, directors and omissions insurance and errors and omissions insurance which shall offer no less effective protection than the insurance coverage maintained by Evercore Inc. for its directors and officers. For the avoidance of doubt, the Evercore LLP shall not be obliged to maintain insurance for an Outgoing Member following that Outgoing Member’s Date of Outgoing. Insurance cover for the benefit of Individual Members will not extend to cover criminal fines and/or regulatory penalties imposed personally on an Individual Member.
30.ACCOUNTS
30.1The Executive Committee shall appoint, and may from time to time remove, the auditors whose remuneration shall be fixed by the EHL Corporate Member. The current auditors of the Evercore LLP are Deloitte LLP.
30.2The accounts in respect of each Financial Period shall be prepared in accordance with the requirements of the Act, the Regulations and with generally accepted accounting standards and principles in the United Kingdom and consistent with earlier periods (Accounts). Subject thereto, the accounting policies of the Evercore LLP shall be as agreed by the Executive Committee and the EHL Corporate Member and the Accounts shall be approved by the Members in Partnership Meeting. The Executive Committee shall seek to ensure that the Accounts are audited by the auditors and submitted to the Members for approval within 6 months of each Accounting Reference Date.
30.3Each Member shall be bound by every such set of Accounts, except that if any material error is found in any Accounts by any Member and notified to the other Members not more than 3 months following the signing of such Accounts such error shall be rectified.
30.4The Executive Committee shall seek to ensure that an Annual Budget is submitted to the EHL Corporate Member for approval within one month of the commencement of each Financial Period or such earlier date as the Executive Committee and the EHL Corporate Member agree and that management accounts for the Evercore LLP Group are prepared (on a reasonably regular basis) showing performance against the Annual Budget.
31.TAXATION
31.1The Evercore LLP shall withhold from payments to each Individual Member amounts to maintain a reserve (a Tax Reserve) on behalf of such Individual Member on account of his share of the Income Profits of the Evercore LLP sufficient to discharge:
(a)such Individual Member’s personal liability to pay income tax to the extent that such liability does not exceed what it would have been if his only source of income were his share of the Income Profits of the Evercore LLP less his share of the Income Losses of the Evercore LLP; and
(b)such Individual Member’s personal liability to pay National Insurance contributions attributable to him in respect of his share of the Income Profits of the Evercore LLP less his share of the Income Losses of the Evercore LLP.
31.2Each Tax Reserve maintained under clause 31.1 shall not be paid to the Individual Member but shall be paid to HMRC on his behalf in settlement of any relevant liability and each Individual Member authorises any member of the Executive Committee to arrange for such payment to be made and the Executive Committee shall procure that such payments are made by the date they fall due. Any interest or penalties arising due to late payments shall be for the account of the Evercore LLP and not, directly, any affected Individual Member(s).

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31.3Each Individual Member shall be entitled to all interest earned by the Evercore LLP on the Tax Reserve attributable to that Individual Member. The Evercore LLP will settle the amount of interest on Individual Members’ Tax Reserves at the end of each Financial Period, any such amount to be paid to the relevant Members within four months of the end of the relevant Financial Period.
31.4The Executive Committee shall procure that:
(a)there shall be duly delivered to HMRC any return or statement required to be made on behalf of the Evercore LLP relating to the income, profits and capital gains of the Evercore LLP;
(b)there shall be provided to each Individual Member such information as he requires to enable him to file with HMRC any return or self-assessment relating to his share of the income, profits or capital gains of the Evercore LLP;
(c)each Individual Member shall be kept promptly informed of any enquiry into or amendment of any such return or statement delivered to HMRC on behalf of the Evercore LLP to the extent that is relevant to any return or self-assessment made or to be made by such Individual Member; and
(d)if the appropriate circumstances arise, such information shall be provided to an Individual Member where that is necessary to support a claim by him to HMRC that any payments that otherwise are to be made by him on account of income tax for any year of assessment should be reduced or should not be required.
31.5Each Individual Member shall provide the Evercore LLP with the information relating to any tax payable by the Individual Member which is to be paid on his behalf pursuant to clause 31.2, including the applicable HMRC reference number for that Member. Subject to its having received such information from any Individual Member, the Evercore LLP shall, not less than 10 Business Days before the due date of payment of any such tax, be required to notify the Individual Member of the amount of tax which shall be so paid on his behalf on or before the due date of payment.
31.6Each Member shall discharge on or before the due date for payment in each case all tax (whether in the United Kingdom or elsewhere) for which he or it is primarily liable in respect of his or its share of any profits of the Evercore LLP and shall indemnify each other Member in respect of any loss, expense, cost or liability which that other Member may incur to the extent that the other Member would not have incurred that loss, expense, cost or liability but for a failure on the part of the first mentioned Member to comply with his or its obligations under this clause 31.2.
31.7In the event any Member proposes to enter into a settlement with HMRC in relation to any tax liability of such Member arising as a result of his (or its) membership of the Evercore LLP, each such Member undertakes to the Evercore LLP that:
(a)he (or it) shall give the Executive Committee 20 Business Days’ written notice (or where a deadline set by HMRC does not allow for 20 Business Days’ notice then such maximum length of notice as is reasonably practicable) in writing setting out the details of any such settlement (such notice to include copies of all relevant correspondence, including any draft submissions); and
(b)if the Executive Committee serves a written notice on such Member on or prior to the expiry of such 20 Business Day period (or such shorter period as may be applicable) indicating that it wishes (on behalf of the Evercore LLP) to take over the conduct of any such settlement, such Member shall, from the date of service of such notice, not correspond independently of the Evercore LLP or any Affiliate of the Evercore LLP with HMRC in relation to such settlement and unconditionally authorises the Executive Committee to correspond, negotiate and agree any such settlement with HMRC on his (or its) behalf (provided always that the Executive Committee shall provide such Member with copies of all correspondence between the Executive Committee and HMRC).

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31.8If the Executive Committee does not serve a written notice in accordance with clause 31.4(b), the Member shall be entitled to correspond with HMRC as he (or it) shall see fit in relation to any settlement with HMRC subject always to such Member providing the Executive Committee with copies of all correspondence between the Member, his advisers and HMRC (and the Member hereby undertakes to the Executive Committee to provide copies of any such correspondence to the Executive Committee).
31.9Each Member hereby agrees that he (or it) shall not, without the prior written consent of the Executive Committee, treat on his (or its) own tax returns or any other tax filings or computations, any item of income, gain, loss, deduction or credit relating to his (or its) interest in the Evercore LLP in a manner inconsistent with the terms of this Deed or the treatment of such items by the Evercore LLP as reflected on the relevant tax return or other information furnished to such Member, or file any claim for a refund or reclaim relating to any such item based on, or which would result in, such inconsistent treatment, or take any other inconsistent action.
32.CONFIDENTIALITY AND ANNOUNCEMENTS
32.1Each Individual Member and each Corporate Member shall at all times use its best efforts to keep confidential all commercial and technical information which it may acquire in relation to the Evercore Group or the Business or in relation to the customers, clients, business or affairs of any other Member (or its Affiliates). Each Individual Member and each Corporate Member shall not use or disclose such information except with the consent of the other Members or, in the case of information relating to the Evercore Group, for the purpose of advancing the Business. This restriction shall not apply to any information:
(a)which is publicly available or becomes publicly available through no fault of the Member wishing to use or disclose the information;
(b)which that Member can demonstrate was already in its possession or was independently developed by that Member or on its behalf;
(c)which is obtained by that Member from a third party which did not acquire or hold the information under an obligation of confidentiality; or
(d)to the extent that it is required to be disclosed by law or by the rules of any recognised stock exchange or regulatory body.
32.2Each Corporate Member shall use all reasonable efforts to ensure that its employees and agents and any Affiliate, including its employees and agents (if any), observe this duty of confidentiality.
32.3No announcement in connection with the subject matter of this Deed shall be made or issued by or on behalf of any of the Members or the Evercore LLP without the prior written approval of the Executive Committee (such approval not to be unreasonably withheld or delayed) except as may be required by law or by any stock exchange or by any governmental authority.
32.4Nothing in this Deed shall entitle any Individual Member to require a copy of, or to receive or view a copy of, any Schedule of Terms to which such Individual Member is not a party. No Individual Member shall be entitled to require disclosure of the amount of profits allocated to any other Individual Member in any Financial Period.
32.5The provisions of this clause 32 shall survive any termination of this Deed.

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33.TRANSFERS OF PARTNERSHIP INTEREST
33.1Provided that the provisions of this clause 33 are met, a Corporate Member shall be entitled at any time to transfer all of its interest in the Evercore LLP to any other wholly owned member of the Evercore Group.
Any contract entered into between a Corporate Member and another wholly owned member of the Evercore Group for the transfer of such Corporate Member’s interest in the Evercore LLP to that other person (a Transfer Agreement) shall only become effective once:
(a)each of the conditions set out in sub-clauses 15.2(b) and 15.2(c) are satisfied with respect to that other person; and
(b)such Corporate Member has given notice of its intention to retire from the Evercore LLP to the Executive Committee.
33.2If, pursuant to a Transfer Agreement, a Corporate Member retires from the Evercore LLP and another person is admitted as a new Member (or an existing Member receives the transfer or such outgoing Member’s interest in the Evercore LLP), then:
(a)the provisions of clauses 19.2 to 19.6 shall not apply with respect to such outgoing Member; and
(b)the Capital Account of such outgoing Member shall be deemed to become the Capital Account of the new Member (or existing Member, as the case may be) and any amounts contributed by such outgoing Member to the Regulatory Capital Account shall be deemed to be amounts contributed to the Regulatory Capital Account by the new Member (or existing Member).
34.ASSIGNMENT
34.1Without prejudice to the provisions of clause 33, no Member shall transfer, assign, encumber, charge, mortgage or otherwise deal with any or all of its interest in the Evercore LLP (or enter into any agreement or arrangement to do any of the foregoing) without obtaining the prior written consent of the Executive Committee and the EHL Corporate Member.
35.SALE OF THE EVERCORE LLP
35.1In the event of a sale of all, or substantially all, of their interests in the Evercore LLP by the Corporate Member(s) other than in accordance with clause 33.1, any Deferred Compensation Award granted to a Member prior to that date shall vest upon such sale and become immediately transferable.
36.PAYMENTS OF SEPARATE DEBTS
36.1Each Member shall punctually pay and discharge his separate debts (including without limitation any assessment to tax on his separate income, not being income arising out of the Evercore LLP) and engagements, whether present or future, and shall at all times indemnify the other Members and each of them and their respective personal representatives and the capital and effects of the Evercore LLP against the said debts and engagements and all actions, proceedings, costs, claims and demands in respect thereof.
37.NATURE OF PARTNERSHIP
37.1Otherwise than as Members of the Evercore LLP and as set out in this Deed, nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the parties.

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38.AMENDMENTS
38.1 Save as expressly provided in this Deed, if, at any time during the term of the Evercore LLP, the Executive Committee shall deem it necessary or desirable to amend this Deed, such amendment may be effected if approved by the Executive Committee and the EHL Corporate Member and embodied in a document executed on behalf of the Executive Committee and the EHL Corporate Member, provided that where such amendment would materially adversely affect the other Members, such amendment shall be subject to the prior approval of any Member adversely affected unless such amendment is necessary to comply with the Act or the Regulations or the requirements of the FCA. Any such document shall have the same effect from and after its effective date as if the same had originally been embodied in, and formed a part of, this Deed.
39.TERMINATION AND WINDING-UP
39.1This Deed shall continue in full force and effect for so long as at least two Members hold their respective interests in the Evercore LLP or until the Evercore LLP is wound up or dissolved pursuant to law, by agreement of the Members or in accordance with this Deed.
39.2In the event of the winding up of the Evercore LLP and otherwise as required by law, no Member (past or present) shall be obliged to contribute to the assets of the Evercore LLP under s74 of the Insolvency Act (as amended by the Act and the Regulations).
39.3In the event of a solvent voluntary winding-up of the Evercore LLP:
(a)the amounts standing to the credit of the Members’ Current Accounts at the commencement of the Financial Period shall be returned to the Members in priority to the distribution of any profits or losses arising during the Financial Period;
(b)the Members shall be entitled to be allocated such profits of the Evercore LLP, for the period up until the date of such termination or the date the resolution for voluntary winding-up was passed, to which they would have been entitled in accordance with clause 14;
(c)the assets of the Evercore LLP remaining after payment of its liabilities (and the operation of sub-paragraphs (a) and (b) of this clause 39.3 above) shall be applied in returning to the Members the amounts standing to the credit of their Capital Accounts (and, if there are insufficient assets to return such amounts in full, then the available assets shall be applied pro rata as between the Members in proportion to the amount standing to the credit of their respective Capital Accounts); and
(d)any remaining assets of the Evercore LLP shall be distributed to EPL or (in the event EPL is not a Member at the relevant time) the EHL Corporate Member.
40.SEVERABILITY
If any provision of this Deed is found invalid or illegal, the remainder of this Deed shall be binding on the Members and shall be construed as if the invalid or illegal provision had been deleted from this Deed. The Members shall use all reasonable efforts to agree any substitute provisions for the invalid or illegal provision having, as close as practicable, the same commercial effect.
41.NOTICES
41.1Any notice required to be given under this Deed shall be in writing and shall be delivered by one or more of the following means:

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(a)personally, in which case it shall be deemed to be given when left at the last known address of the relevant Member;
(b)shall be deemed to be given two Business Days after it was posted;
(c)in the case only of any Member other than any Outgoing Member, by e-mail, in which case it shall be deemed to be given one Business Day after it was sent, provided that the sender has not within that time been notified that the message did not reach the intended recipient, in which case the notice shall be deemed not to be given to that intended recipient, provided that if, under any of the above provisions, any such notice would otherwise be deemed to be given after 5 p.m. (local time) on a Business Day, or at any time on any other day, such notice shall be deemed to be given at 9 a.m. (local time) on the next Business Day.
41.2In proving the giving of a notice under this clause 41, it shall be conclusive evidence to prove that it was left at the appropriate address or the envelope containing it was properly addressed and posted or the e-mail (if applicable) was sent to the relevant e-mail address, as the case may be.
41.3The addresses and e-mail address of any Corporate Member and Evercore LP for the purpose of clause 41.1 are:

The Corporate Member
Address: Evercore Partners International LLP, The Corporate Member, 15 Stanhope Gate, London W1K 1LN, United Kingdom
E-mail: sarah.blomfield@Evercore.com
For the attention of: Sarah Blomfield
Evercore LP Address: Evercore LP, 55 East 52ND Street, 38th Floor, New York, NY 10055, United States of America E-mail: Jason.klurfeld@evercore.com For the attention of: Jason Klurfeld
41.4The address of each Individual Member for the purpose of clause 41.1 is as set out against his or her name in column 2 of the Register of Individual Members.
42.DISPUTES
42.1If any dispute arises between any of the Members and/or the personal representatives of any Member concerning or arising out of this Deed or the Evercore LLP, the Members shall use their reasonable endeavours to resolve the matter on an amicable basis. If the parties are unable to settle the dispute by negotiation within 2 months of service of a dispute notice (which may be served by any Member or personal representative of any Member on the other Member(s)), the parties shall attempt to settle it by mediation in accordance with the Centre for Dispute Resolution (CEDR) Model Mediation Procedure (the Model Procedure).
42.2To initiate a mediation a party must give notice to each of the other Members requesting a mediation in accordance with clause 42.1 (the ADR Notice).
42.3If there is any point on the conduct of the mediation (including as to the nomination of the mediator) upon which the parties cannot agree within 10 Business Days from the date of the ADR Notice, CEDR shall at the request of any party decide that point for each of the parties to the dispute, having consulted with them.
42.4The mediation shall start not later than 20 Business Days after the date of the ADR Notice.

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42.5No party may start any court proceedings or arbitration in relation to any dispute concerning or arising out of this Deed or the Evercore LLP until they have attempted to settle it by mediation and that mediation has terminated.
42.6Neither party may terminate the mediation until each party has made its opening presentation and the mediator has met each party separately for at least one hour. Thereafter, paragraph 14 of the Model Procedure shall apply.
42.7The mediation shall take place in London and the language of the mediation shall be English.
The Mediation Agreement referred to in the Model Procedure shall be governed by and construed and take effect in accordance with English law. The courts of England shall have exclusive jurisdiction to settle any claim, dispute or matter of difference which may arise out of, or in connection with, the mediation.
43.CONFLICT WITH OTHER AGREEMENTS
43.1If there is any inconsistency or conflict between (i) any provisions of this Deed and/or the Schedule of Terms of any Individual Member and (ii) any provisions of any other document or agreement that affects any Individual Member, then the provisions of this Deed and/or such Schedule of Terms shall prevail and such other documents shall be amended accordingly.
44.WHOLE AGREEMENT
This Deed (taken with any Deed of Adherence and any Schedule of Terms applicable to each Member) constitutes the whole agreement and understanding of that Member with respect to the subject matter of this Deed and none of the Members or the Evercore LLP has entered into this Deed in reliance upon any representation, warranty or undertaking by or on behalf of any Member or the Evercore LLP which is not expressly set out in it provided that this clause shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.
45.NON-REPUDIATION
45.1No act or omission of a Corporate Member or any member of the Executive Committee which shall be carried out:
(a)in compliance or purported compliance with any provision of this Deed; or
(b)pursuant to a decision taken or purportedly taken in accordance with this Deed, or which shall otherwise constitute or involve a breach of any provision of this Deed shall be regarded as a repudiation of this Deed or affect the continued application of this Deed to the Evercore LLP and the Members but (for the avoidance of doubt) nothing in this clause 45.1 shall limit the right of any Member or of the Evercore LLP to pursue a claim for damages or any other relief (whether interim or otherwise) in respect of any breach or threatened breach of this Deed.
46.NO WAIVER
46.1No failure on the part of any Member to exercise, and no delay on its part in exercising, any right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

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47.GOVERNING LAW
47.1This Deed and any contractual or non-contractual obligations arising from or connected with this Deed, and the rights of the Members, shall be governed by English law and this Deed, and the rights of the Members, shall be construed in accordance with English Law.
47.2In relation to any legal action or proceedings arising out of or in connection with this Deed (whether arising out of or in connection with contractual or non-contractual obligations) (Proceedings), each of the Members irrevocably submits to the exclusive jurisdiction of the English courts and waives any objection to Proceedings in such courts on the grounds of venue or on the grounds that Proceedings have been brought in an inappropriate forum. This clause shall not prevent any of the parties from applying for provisional measures (including interim injunctive relief) in the courts of any other competent jurisdiction.
48.NO RIGHTS UNDER CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999
Other than in relation to any Affiliate not party to this Deed which shall have the right from time to time to receive the direct benefit of and enforce the obligations and/or rights under the relevant clauses of this Deed which refer to any such Affiliate, no person who is not for the time being a party to this Deed shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.
49.COUNTERPARTS
49.1This Deed may be executed in any number of counterparts, and by each party on separate counterparts.
49.2Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.
49.3Delivery of a counterpart of this Deed by e-mail attachment or telecopy shall be an effective mode of delivery.

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SIGNATURE PAGE
IN WITNESS WHEREOF the Parties have executed this Deed the day and year first above written:

EXECUTED and DELIVERED as a DEED by EVERCORE HOLDINGS LIMITED acting by
………………………………………..
a Director, in the presence of:

..............................................
Name of Witness:
Address:
Occupation:
…………………………………………… Director

EXECUTED and DELIVERED as a DEED by EVERCORE PARTNERS LIMITED acting by
………………………………………..
a Director, in the presence of:

..............................................
Name of Witness:
Address:
Occupation:
…………………………………………… Director

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EXECUTED and DELIVERED as a DEED by EVERCORE PARTNERS INTERNATIONAL LLP acting by
………………………………………..
a Designated Member, in the presence of:

..............................................
Name of Witness:
Address:
Occupation:
…………………………………………… Designated Member

EXECUTED and DELIVERED as a DEED by EVERCORE LP acting by Evercore Inc., its General Partner, acting by: an Officer, in the presence of:		……………………………………………
Witness:	Signature:	…………………………………………
	Name:	………………………………………….
	Address:	…………………………………………..
	Occupation:	…………………………………………..

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SCHEDULE 1 – FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the [date] day of [month] 202[●] by [name, address, details] (hereinafter called the New Member).
WHEREAS
(A)This Deed is supplemental to a Limited Liability Partnership Deed [dated [date] [month] 2024 and made between (1) Evercore Holdings Limited, (2) Evercore Partners Limited, (3) Evercore Partners International LLP, (4) Evercore LP and (5) The Persons set out in the Register of Individual Members (the Evercore LLP Deed).
(B)The New Member has agreed to become a Member of the Evercore LLP on and with effect from the Effective Date (as defined below) and to be bound by all the provisions of the Evercore LLP Deed and to assume the obligations provided for in the Evercore LLP Deed on the terms as set out in this Deed.
NOW THIS DEED WITNESSETH as follows;
1.Terms and expressions defined in the Evercore LLP Deed shall have the same meaning where used in this Deed, except where the context otherwise requires.
2.The New Member shall contribute [●] to the capital account of the Evercore LLP immediately after execution of this Deed of Adherence (its Commitment).
3.The New Member will hold its interest in the Evercore LLP beneficially and not as a nominee for others.
4.The New Member declares, represents and warrants that:
(a)it has entered into this Deed solely on the basis of the information contained in the Evercore LLP Deed and not in reliance on any other information, statements, representations or warranties, whether oral or written whatsoever;
(b)it understands and has evaluated all risks connected with becoming a Member of the Evercore LLP;
(c)it is duly authorised and qualified to become a Member of, and is authorised to make its Commitment to, the Evercore LLP and the individual or individuals signing this Deed and giving these warranties on its behalf have been duly authorised by the New Member to do so and this Deed constitutes, and the Evercore LLP Deed will constitute, legal, valid and binding obligations on the New Member, enforceable against it in accordance with their terms; and
(d)any information that it has provided to the Evercore LLP or any other Member with respect to its financial position and business experience, is true, correct and complete as of the date of this Deed.
5.This Deed shall take effect on the later of (i) the date it is executed, and (ii) the Effective Date (as defined in the Evercore LLP Deed), such date for the purposes of this Deed being the Effective Date.
6.The provisions of clauses 41 to 47 of the Evercore LLP Deed shall be incorporated into this Deed subject to such amendments as the context shall require.
7.This Deed and any contractual or non-contractual obligations arising from or connected with this Deed shall be governed by English law and this Deed shall be construed in accordance with English Law.

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Delivered as a Deed on the date written above.
IN WITNESS WHEREOF the New Member has executed this Deed the day and year first above written

Executed and delivered as a Deed by Evercore Partners International LLP acting by: Designated Member Designated Member

Executed and delivered as a Deed by in the presence of: __________________________ (Witness) Executed and delivered as a Deed by

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SCHEDULE 2 – EHL CORPORATE MEMBER RESERVED MATTERS
The following shall constitute the EHL Corporate Member Reserved Matters:
(a)any decision to change the nature of the Evercore LLP’s Business;
(b)any change in the Name or the registered office or principal place of business of the Evercore LLP;
(c)any amendment to or departure from the Profit Sharing Principles;
(d)the appointment or removal of the CEO;
(e)the appointment or removal of the Chairman;
(f)the admission of a new Individual Member;
(g)any declaration that an Outgoing Member is a Good Leaver pursuant to clause 19.4(f);
(h)consent to short notice for a meeting of Members;
(i)any withdrawal of Working Capital pursuant to clause 12.7;
(j)the amount and allocation in accordance with the Profit Sharing Principles of Income Profits in any period;
(k)the aggregate amounts of employee pay and incentivisation in accordance with the Profit Sharing Principles;
(l)amendments to this Deed or the Schedule of Terms of any Individual Member;
(m)the acquisition, incorporation, formation, liquidation, winding up or termination of any company which is, or would be, a subsidiary undertaking of the Evercore LLP or any similar or analogous action, including the acquisition of any business;
(n)any material transactions outside the ordinary course of business undertaken by the Evercore LLP or any member of the Evercore LLP Group;
(o)any transaction between the Evercore LLP (or any member of the Evercore LLP Group) with any Individual Member or any of his or her Related Parties;
(p)any borrowing or raising of money by the Evercore LLP (including entering into any finance lease, but excluding normal trade credit) other than in the ordinary course of business;
(q)the creation of any mortgage, charge or other security interest over or in respect of any assets of the Evercore LLP;
(r)the granting of any licence with respect to the Evercore LLP’s intellectual property;
(s)the participation in, or termination of, any partnership or joint venture, or any other arrangement or agreement which exposes the Evercore LLP to reputational risk or which contains restrictive covenants with respect to the conduct of its business or that of any other member of the Evercore LLP Group;
(t)the approval of the transfer or assignment of a Member’s interest in the Evercore LLP to a third party;

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(u)the transfer of any of Evercore LLP’s business or assets to another party (whether that other party is an Affiliate of the Evercore LLP or otherwise);
(v)any sale of the Evercore LLP or any material member of the Evercore LLP Group;
(w)any decision for the Evercore LLP to cease business, or to become dormant;
(x)any offer of equity in Evercore Inc to any Individual Member;
(y)the liquidation, termination or winding-up of the Evercore LLP or any material member of the Evercore LLP Group; and
(z)any of the other matters requiring Corporate Member consent as set out in clauses 4.1(d), 9.1, 9.2, 9.12, 11.5(a), 14.2, 14.5, 15.2, 18.2 and 38.

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SCHEDULE 3 – MATTERS REQUIRING INDIVIDUAL MEMBER CONSENT

Part A - Matters requiring the written consent of a Super Majority of the Individual Members

The following matters shall require the approval of a Super Majority of the Individual Members:
(a)an Income Loss being allocated amongst Members other than the EHL Corporate Member;
(b)amendments to this Deed (other than immaterial amendments of an administrative and uncontroversial nature or as required by law or regulation);
(c)any amendment that is applicable to the Schedules of Terms of all Individual Members (other than immaterial amendments of an administrative and uncontroversial nature or as required by law or regulation); and
(d)any of the other matters requiring a Super Majority of the Individual Members as set out in clauses 11.5(a), 14.4 and 14.5.

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Part A– Matters requiring the Majority of the Individual Members

The following matters shall require the approval of a Majority of the Individual Members:
(a)amendments to the Schedule of Terms applicable to all of the Individual Members (other than immaterial amendments of an administrative and uncontroversial nature or as required by law or regulation);
(b)any decision to fundamentally change the nature of the Evercore LLP’s Business (including, but not limited to, ceasing to be engaged in the provision of corporate finance advisory services);
(c)the transfer of all or substantially all of the Evercore LLP’s business or assets to another party (whether that other party is an Affiliate of the Evercore LLP or otherwise);
(d)any decision for the Evercore LLP to cease business, or to become dormant;
(e)the liquidation, termination or winding-up of the Evercore LLP or any material member of the Evercore LLP Group; and
(f)a Potential Material Breach becoming a Terminating Material Breach in accordance with clause 21.2.

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